Exhibit 10.3

AMENDMENT NUMBER TWO

TO THE

FOOT LOCKER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Foot Locker, Inc. (the “Company”) maintains the Foot Locker Supplemental Executive Retirement Plan, as amended and restated as of January 1, 2005 (the “Plan”);

WHEREAS, pursuant to Section 18(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and

WHEREAS, effective as of February 2, 2014, the Board desires to amend the Plan to limit the eligibility for post-retirement health benefits to participants whose participation in the Plan commenced prior to February 2, 2014.

NOW, THEREFORE, the Plan is hereby amended, effective as of February 2, 2014, as follows:

The second paragraph of Section 6(a)(i) of the Plan is hereby amended to read as follows:

“Solely with respect to Participants who were Participants in the Plan prior to February 2, 2014, in the event such Participant becomes entitled to the payment of an Award under the Plan upon Retirement on or after August 13, 2007, the Participant shall be entitled to medical and dental insurance benefits substantially the same as those to which senior executives of the Company are entitled under the medical and dental plans of the Company applicable to actively employed senior executives, less any benefits such Participant or his or her covered dependents may receive from Medicare. The Participant shall be responsible for the payment of the insurance premiums applicable to actively employed senior executives, including any subsequent increases in such premiums. The medical and dental insurance coverage provided for herein shall cease in the event the Participant engages in Competition during the one-year period following his Retirement

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or becomes a participant in a new employer’s medical and dental plan. Any Participant who was not a Participant in the Plan prior February 2, 2014 shall not be entitled to the post-Retirement benefits provided for in this paragraph.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 31st day of March 2014.

FOOT LOCKER, INC.

By:	/s/ Paulette Alviti

Title:	Senior Vice President and Chief Human Resources Officer
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